Exhibit 10(s)

FORM OF SPLIT DOLLAR AGREEMENT
FOR EXECUTIVE OFFICERS OF FPL GROUP, INC.

THIS AGREEMENT, made as of this      day of          by and between FPL GROUP, INC., a Corporation with its principal place of business at 700 Universe Boulevard, Juno Beach, Florida 33408, (hereinafter referred to as the "Corporation"), and [         , (hereinafter referred to as the "Participant")] or [ ________ as Trustees of the __________ Trust (hereinafter referred to as "Trustee" and "Trust," respectively) as established by __________ (hereinafter referred to as the "Participant")].

WHEREAS, the Participant is a valued employee of the Corporation and the Corporation wishes to secure, for itself, the benefits of a continuing association with the Participant; and

WHEREAS, the Participant is expected to perform his or her duties in a capable and efficient manner, resulting in substantial growth and productivity to the Corporation.

[WHEREAS, the Participant has established the above-mentioned Trust for the benefit of the Trust beneficiaries, and which has the power and authority to enter into this Agreement through its properly named Trustee.]

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

INSURANCE COVERAGE     1. The Corporation will enter into one or
               more contracts of insurance on the life of the
               Participant to be listed on an Exhibit A.

PREMIUM PAYMENTS      2. On or before the due date of each premium
               payment on the Policies, or within the grace
               period provided therein, the Corporation shall
               pay the full amount of the premium to the
               insurance company providing the insurance
               coverage. The Corporation shall require that
               the [Participant] [Trustee] make periodic
               contributions in an amount determined from time
               to time by the Corporation, and such
               contributions shall continue during the
               Participant's term of employment and shall
               cease at the termination of Participant's
               employment. [The Corporation may permit
               such contributions to be made by the
               Participant on behalf of the Trust.]

BENEFICIARY DESIGNATION  3. Contemporaneously with the execution of this Agreement, the [Participant] [Trustee]
               has executed a Beneficiary Designation form
               setting forth the name or names of the
               beneficiary or beneficiaries ("Beneficiary")
               entitled to receive benefits hereunder. The
               [Participant] [Trustee] shall have the right,
               from time to time, to change the Beneficiary
               by executing a Beneficiary Designation form
               and submitting it to the Corporation, or to
               irrevocably assign this right to a third party,
               which party shall then become subject to the
               terms of this Agreement. [Notwithstanding
               the above, the Beneficiary Designation of
               the Participant's spouse shall automatically
               be revoked in the event the marriage is
               dissolved between the Participant and such
               spouse. However, subsequent to such
               automatic revocation, the Participant shall
               be permitted to make a new Beneficiary
               Designation with respect to the former spouse.]

DEATH BENEFITS      4. The Participant's Beneficiary shall be
               entitled to the following as a Death Benefit:

               a. In the event of the Participant's death
                 [prior to Retirement (as defined in
                 paragraph 5,) or, for Certain Executives (1),
                 during employment or after Retirement, but
                 prior to age 65] the Beneficiary shall
                 receive from the death proceeds of the
                 Policies an amount equal to two and
                 one-half times the Participant's current
                 annual base salary determined as of the
                 most recent Plan Anniversary Date during
                 employment; the amount of the benefit
                 shall then be rounded up to the next
                 multiple of five hundred dollars ($500.00).

               b. In the event of the Participant's death
                 [after Retirement or, for Certain Executives,
                 on or after age 65] and prior to
                 Termination of this Agreement, the
                 Beneficiary shall receive from the death
                 proceeds of the Policies an amount [equal
                 to one-half times the Participant's annual
                 base salary determined as of Participant's
                 Retirement or, for Certain Executives,
                 determined in accordance with a schedule
                 based on age at time of death; ranging
                 from 180% at age 65 of Participant's
                 Base Salary at Retirement to 160% at
                 age 66, 140% at age 67, 120% at age 68
                 and 100% at age 69 and thereafter.]

                 All death proceeds of the Policies
                 remaining after the payment of Death
                 Benefits to the Beneficiary shall be
                 paid directly to the Corporation.

RETIREMENT        5. Retirement shall mean either:

               a. for those Participants who were either,
                 45 years of age or older or who have at
                 least twenty (20) years of service with
                 the Corporation as of December 31, 1992,
                 and were employed by the Corporation as
                 of December 31, 1992, termination of
                 employment with the Corporation on or
                 after attaining the earlier of the
                 following:

                 (i)  attain age 50 with at least
                     fifteen (15) years of service;
                 (ii)  attain age 55 with at least
                     ten (10) years of service;
                 (iii) attain age 65 with at least
                     five (5) years of service; or

               b. for any other Participant other than
                 those covered under subparagraph a above,
                 termination of employment on or after
                 attaining age 55 with at least ten (10)
                 years of service.

                 For purposes of this Agreement, the terms
                 "years of service" shall have the same
                 meaning as "Vesting Years of Service,"
                 as set forth in the Pension Plan for
                 Employees of Florida Power & Light
                 Company, as may be amended from time to
                 time (the "Pension Plan").

PLAN ANNIVERSARY DATE   6. Plan Anniversary Date shall be every
               January 1st, subsequent to the date this
               Agreement is executed.

TERMINATION OF AGREEMENT 7. a. This Agreement shall terminate upon the earlier of: (a) the termination
                 of Participant's employment which does
                 not qualify as Retirement, and (b) the
                 later of (i) termination of
                 Participant's employment which
                 qualifies as Retirement, (ii) the
                 completion of ten (10) years from the
                 date of this Agreement, or (iii)
                 Participant's age 65.

               b. If this Agreement is terminated under
                 clause (b) of subparagraph (a) above,
                 the Corporation shall assign all of
                 its rights, title and interest in the
                 Policies under this Agreement (i) to
                 the [Participant] [Trustee], or (ii) to
                 the owner of the right to receive the
                 [Participant's] [Trustee's] portion of
                 the death benefit as set forth in
                 paragraph 4 above, if that right has
                 been irrevocably assigned by the
                 [Participant] [Trustee].

               c. At the time of the assignment by the
                 Corporation under subparagraph (b) above,
                 the amount of the cash value of the
                 Policies shall be at least equal to the
                 sum of the following:

                 i)  using reasonable actuarial
                    assumptions as of the Termination
                    of this Agreement, the cash value
                    necessary to maintain the level of
                    benefits specified in subparagraph
                    b of paragraph 4 until the
                    Participant's age 95; and,

                 ii)  .35 times the difference between the
                    cash value of the Policies at the
                    time of assignment under this
                    paragraph, and the total of all
                    Participant contributions pursuant
                    to paragraph 2 above.

OWNERSHIP OF POLICY    8. The Corporation shall be the sole and
               absolute owner of the Policies during the
               term of this Agreement as set forth in
               paragraph 7 above, even though the
               Participant may have terminated employment
               with the Corporation, and may exercise all
               ownership rights granted to the owner
               thereof by the terms of the Policies,
               except as may be provided herein, provided
               however, that the rights and possessions in
               the Corporation of such Policies shall
               terminate upon the assignment described in
               paragraph 7b above. The Corporation shall
               keep possession of the Policies. The
               Corporation shall have all ownership rights
               in the Policies except the right to name a
               Beneficiary for the portion of the death
               proceeds as set forth in paragraph 4 above,
               and such ownership rights shall include,
               without limitation, the right to borrow the
               cash value of the Policies without the
               consent of the [Participant] [Trustee].

STATUS OF AGREEMENT    9. The benefits payable under this Agreement
               shall be independent of, and in addition to,
               any other employment agreement that may
               exist from time to time between the parties
               hereto, [or between the Corporation and the
               Participant] unless such employment
               agreement specifically refers to this
               Agreement therein, or any other
               compensation payable by the Corporation to
               the Participant, whether as salary, bonus
               or otherwise. This Agreement shall not be
               deemed to constitute a contract of
               employment between [the parties hereto] [the
               Corporation and the Participant], nor shall
               any provision hereof restrict the right of
               the Corporation to discharge the Participant,
               or restrict the right of the Participant to
               terminate his employment, except as to the
               vesting of benefits under paragraph 7.

REVOCATION AND AMENDMENT 10. This Agreement may be revoked or be amended in whole or in part by a written
                notice signed by FPL Group, Inc. except that
                no change, revocation or amendment shall
                effect [the benefits due and payable in
                relation to] any Participant who has retired.

CONSTRUCTION       11. This Agreement is a Florida contract and
                shall be construed and enforced in
                accordance with the laws of the State of
                Florida. This Agreement is subject to
                certain provisions of Title I of the
                Employee Retirement Income Security Act of
                1974 ("ERISA") and as such, the Corporation
                shall provide the [Participant] [Trustee]
                with plan procedures pertaining to claims
                by [Participants] [the Trustee] or
                Beneficiaries. The Employee Benefit Plans
                Administrative Committee, as defined in the
                Pension Plan, shall have the sole and
                absolute discretion to interpret this
                Agreement and its provisions, and the
                interpretation by the Employee Benefit Plans
                Administrative Committee shall be binding
                on all parties. The terms of this
                Agreement shall be read so that the singular
                shall include the plural and the plural
                shall include the singular.

IN WITNESS WHEREOF, the said Corporation has caused this Agreement to be signed in its corporate name by its duly authorized officer, and properly attested to, and the said [Participant] [Trustee] has hereunto set his hand, all as of the day and year first above written.

         FPL GROUP, INC.

         BY:

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         [PARTICIPANT] [TRUSTEE(S)]:

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         [NAME]

(1) Executive Officers hired before July 1, 1982 who participated in the Company's old life insurance plan.